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                                                                    Exhibit 23.2



                         Consent of Independent Auditors


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 1999 in the Registration Statement on
Form S-1 (No. 333-   ) and related Prospectus of SpectraSite Holdings, Inc., for the registration of $345,000,000 of its common stock, with respect to the consolidated financial statements of SpectraSite Holdings, Inc. as of December 31, 1997 and December 31, 1998 and for the period from inception (April 25, 1997) to December 31, 1997 and for the year ended December 31, 1998 and our report dated March 27, 1998, with respect to the consolidated financial statements of SpectraSite's predecessor, TeleSite Services, LLC, as of December 31, 1996 and for the year ended December 31, 1996 and the period from January 1, 1997 to May 12, 1997.

                                                           /s/ Ernst & Young LLP

Raleigh, North Carolina
December 28, 1999